                                                                   EXHIBIT 10.27

                                                            USSI  No.  71-1217
                                                                      ---------



                             DISTRIBUTOR AGREEMENT
                             ---------------------



     THIS AGREEMENT is made as of June 30, 1997, between USSI, INC., a corporation with its principal offices at 2200 Abbott Drive, Carter Lake, IA 51510, U.S.A. ("USSI"), and ULTRADATA, a corporation with its principal offices at 5000 Franklin Drive, Pleasanton, California 94588 ("Distributor").
   --------------------------------------------------

1.   APPOINTMENT
     -----------

     a.  GENERAL.  Subject to this Agreement, USSI hereby grants to Distributor,
         -------
and Distributor hereby accepts from USSI, the non-exclusive and non-transferable right to market, sublicense and use for purposes of demonstrating the Products to prospective sublicensees, testing, copying, installing, modifying, maintaining and supporting the computer products described in Paragraph 1(b) (the "Products") within the territory described in Paragraph 1(c) (the "Territory").

     b.  PRODUCTS.  "Products" means (i) the machine-readable object code
         --------
version of the software described in Exhibit A1, as may be supplemented from time to time, and the human-readable source code version thereof that USSI makes available to Distributor, whether embedded on disc, tape, chip or other media, for use on the computer platform(s) specified in the applicable Exhibit A (the "Software"), (ii) the published user manuals and documentation that USSI makes generally available for the Software (the "Documentation"), (iii) the updates or revisions of the Software or Documentation that USSI may release from time to time, other than as a separately-priced upgrade or option (the "Updates"), such Updates to include maintaining the products in regulatory compliance with federal, or state law or regulation (iv) any CSM, defined in
Section 1(e) below, and (v) all copies of the Software, Documentation, Updates or CSMs. USSI will provide source code for all Products delivered under this Agreement. Upon at least two years prior notice to Distributor, USSI may add new Products to or delete existing Products from Exhibit A, subject to any binding commitment that USSI has made to Distributor.

     c.  TERRITORY.  "Territory" means any chartered credit union (the "Market")
         ---------
within the United States of America or any United States Territory, including, but not limited to, Guam, Puerto Rico and Virgin Islands (the "Geographic Territory") which has licensed the ULTRADATA software platform from Distributor; provided Distributor may request USSI's consent to sub-license the

     Confidential treatment has been requested as to certain portions of this document.

Products outside the Market or Geographic Territory on a case by case basis, such consent not to be unreasonably withheld. Distributor may only promote or solicit orders for the Products or related services to non-ULTRADATA software platform Customers within the Market and Geographic Territory, in conjunction with the ULTRADATA software platform.

     d.  NON-COMPETE.  Except for [*] a current USSI
         -----------
customer, USSI will not promote, solicit or license the Products to Distributor's ULTRADATA software platform customers within the Territory or authorize other related or unrelated persons to do so. Further, during the Initial Term of this Agreement, USSI will not appoint the entities listed on Exhibit F as a distributor for the Products within the Territory.

     e.  CSMs.  "CSMs" or "Custom Software Modification" means the special
         ----
application software modules specified in Exhibit B, as supplemented from time to time, that USSI may develop for Distributor.

2.   DISTRIBUTOR'S OBLIGATIONS
     -------------------------

     a.  REASONABLE EFFORTS. Distributor will use commercially reasonable
         ------------------
efforts throughout the Territory to (i) promote, solicit and obtain orders for the Products for Distributor's account, (ii) perform its installation, maintenance and support services in a timely and professional manner and (iii) to not harm the good will and reputation of USSI. Distributor represents that it possesses the experience, skills and resources required to carry out these marketing and service activities.

     b.  PROMOTIONAL LITERATURE.  USSI will provide, at no cost to Distributor,
         ----------------------
200 copies of its standard brochures and promotional literature for the Products. Distributor may use the brochures and other promotional literature describing the Products in the English language that USSI may provide to Distributor (the "Promotional Literature"). Distributor may reproduce the Promotional Literature for distribution within the Territory. Distributor will affix USSI's copyright notice to all such reproductions. Distributor will bear all reproduction costs.

     c.  SOFTWARE AGREEMENT.  Distributor will promote, solicit and obtain
         ------------------
orders for the object code version of the Products and the maintenance thereof using the agreement attached as Exhibit E (the "Software Agreement"). Distributor will not modify or amend the terms and conditions of the Software Agreement without USSI's prior approval on a case-by-case basis. In no event will Distributor deliver to any customer or third person the source code for the Products, in whole or in part, without USSI's prior approval on a case-by-case basis.

     d.  SERVICES.  Distributor will offer installation and support services to
         --------
all customers of the Products within the Territory. These services will include, without limitation, (i) installing and testing the Products, (ii) educating and training the customers to operate and fully utilize the Products and (iii) providing customer support via telephone or other means (as required), including (A)

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

answering customer inquires which require reference to USSI's on-line, printed or other published documentation, (B) answering those customer inquires which requires information about and advice concerning customer's hardware configuration or use of the Products, (C) assisting with problem determination and data collection for those customer inquires which require inspection of the Product and (D) distribute software corrections as needed. Distributor will negotiate and execute separate agreements with customers with respect to such services (the "Service Agreements"). The agreements under which these services will be performed will be assignable to USSI in the event contemplated under Paragraph 12(b), but will not otherwise obligate or purport to obligate USSI to perform any of these services.

     e.  PRICES.  Distributor will establish the prices that it charges to
         ------
customers within the Territory for the Products and related installation, maintenance and support services. Distributor will be solely responsible for obtaining payment of its prices from customers. Delays or failures in obtaining such payments will not affect Distributor's obligation to make payments to USSI pursuant to Section 5.

     f.  ENFORCEMENT.  Distributor will reasonably enforce against all customers
         -----------
that obtained the Products from Distributor the provisions of the Software Agreement that affect USSI's proprietary or confidentiality rights in the Products. If Distributor learns that any customer has breached any such provision, Distributor will immediately notify USSI and take, at Distributor's expense, all steps that may be available to enforce the Software Agreement, including availing itself of actions for injunctive relief. If Distributor fails to take these steps in a timely and adequate manner, USSI may take them in its own or Distributor's name and at Distributor's expense.

     g.  ORDERS.  Distributor will place pro forma orders for the Products
         ------
directly with USSI. All orders will be placed in writing. Each pro forma order will specify (i) the identity and location of the customer, (ii) the type and quantity of Products ordered and (iii) the configuration of the proposed installation, if applicable. Distributor will attach a copy of the Software Agreement that Distributor has executed with the customer to each order.

     h.  RECORDS AND REPORTS.  Distributor will maintain accurate records of its
         -------------------
marketing and service activities under this Agreement, including (i) a current list of customers of the Products and (ii) copies of all Software Agreements and Service Agreements executed with customers. Within 30 days after the end of each 3-month period of this Agreement, Distributor will provide USSI with a quarterly report that shows the actual orders obtained during the quarter.

3.   USSI'S OBLIGATIONS
     ------------------

     a.  MARKETING MATERIALS.   At Distributor's request, USSI will provide
         -------------------
Distributor with additional quantities of such marketing materials after the initial 200 copies, subject to their availability at USSI. USSI may charge Distributor for additional Promotional Literature at USSI's then-current standard rates. Distributor may also purchase Documentation for inventory purposes.

     b.  TECHNICAL MATERIALS.  USSI will provide Distributor, at no charge, with
         -------------------
the data, diagrams and other technical materials that USSI deems appropriate for Distributor to install and support the Products within the Territory. USSI may limit the number of copies of such technical materials that Distributor will be authorized to make, if any. Distributor will (i) consecutively number each such copy, (ii) maintain a current logbook that records the number of copies that have been made and (iii) reproduce all confidentiality and proprietary notices on each copy.

     c.  PROFESSIONAL SERVICES.  USSI will provide Distributor with the
         ---------------------
professional services set forth in Exhibit C, as supplemented from time to time. Distributor will bear all travel and out-of-pocket expenses that USSI may incur in performing such services. USSI shall conform to its travel and expense policy as set forth on Exhibit G.

     d.  REMOTE SUPPORT.  USSI will provide Distributor, at no additional charge
         --------------
other than the Monthly License Fee Payments set forth in the applicable Exhibit A, with support as set forth on Exhibit H to diagnose and resolve the problems that customers may encounter in using the Products (excluding CSM's for which support must be addressed by separate agreement). USSI may provide such remote support by (i) telephone or other forms of communication or (ii) visits by Distributor's personnel to a USSI facility, as the parties deem appropriate. Distributor will pay all telephone, travel and other out-of-pocket expenses that Distributor may incur in connection with such remote support. USSI shall conform to its travel and expense policy as set forth on Exhibit G. Notwithstanding the foregoing, if USSI determines that a problem is a Unikix problem, Distributor shall pay USSI its standard time and material charges associated with the diagnoses and resolution of such problem.

     e.  UPDATES.  USSI may periodically provide Distributor with Updates for
         -------
the Products that are installed within the Territory. Unless otherwise agreed on a case-by-case basis, Distributor will duplicate the Updates only as required for distribution to customers that have contracted for maintenance of the Products in accordance with the terms and conditions of the Software Agreement. This Paragraph will not be interpreted to require USSI to (i) develop and release Updates or (ii) customize the Updates to satisfy the particular requirements of customers within the Territory. The Updates will not include any new Software that USSI decides, in its sole discretion, to make generally available as a separately-priced upgrade or option. USSI may add such upgrades or options to this Agreement as new Products in accordance with Paragraph 1 (b).

4.   INSTALLATION
     ------------

     a.  SITE.  Before the scheduled installation date specified in the Exhibit
         ----
A, Distributor will prepare the Distributor's installation site (the "Site") in accordance with applicable USSI and vendor specifications. Distributor will be solely responsible for establishing and maintaining the environmental conditions required for the proper operation of the CEC and Products. The "CEC or "Central Electronic Complex" means a hardware system installed at the Site, on which the Distributor will use the Products. Distributor will provide USSI with (i) timely access to the Site and (ii) such reasonable assistance as USSI may request to install the Products on the CEC.

     b.  INSTALLATION.   One copy of the Software will be installed by USSI on
         ------------
the CEC at the Site, on the date agreed to by USSI and Distributor.

     c.  TESTING.  On-Site testing will be conducted by USSI to demonstrate that
         -------
the Software operate substantially in accordance with their Documentation, and are free of material defects.

     d.  ACCEPTANCE. Distributor will be deemed to have accepted the Products
         ----------
upon the earliest of (i) Successful completion of the testing procedures contemplated under Section 4(c), (ii) Distributor's first sublicense of the Products as set forth herein or (iii) Thirty (30) days after the date that USSI installs the Products. Upon the occurrence of any of these events, Distributor will deliver to USSI a certificate that evidences Distributor's Acceptance of the Products, however failure by Distributor to execute and deliver an Acceptance certificate will not constitute non-Acceptance of the Products.

5.   PRICES AND PAYMENT
     ------------------

     a.  PAYMENTS.  Distributor will pay USSI the amounts specified in the
         --------
Exhibit A's attached hereto, in accordance with the terms contemplated thereunder. Distributor will make payment of all fees, reimbursable costs and expenses, and all other charges, within thirty (30) days of Distributor's receipt of USSI's invoice. USSI shall conform to its travel and expense policy as set forth on Exhibit G. Notwithstanding the above, Distributor's payments with respect to Attachments A.2, B and C shall be deferred for the same period of time, if any, that USSI fails to meet its milestones as set forth in the Project Plan referenced in Section 11.d.

     b.  CURRENCY AND PLACE.  Distributor will pay all amounts due to USSI
         ------------------
pursuant to this Agreement in U.S. Dollars at USSI's offices in Carter Lake, Iowa, U.S.A., or other location that USSI may designate in writing. Any late payment will accrue interest at the lesser of (i) eighteen percent (18%) or (ii) the maximum interest allowable under applicable law.

     c.  TAXES.  All amounts payable by Distributor to USSI under this Agreement
         -----
are exclusive of any tax, levy or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the delivery, possession or use of the Products, the execution or performance of this Agreement or otherwise, except for net income, net worth or franchise taxes assessed on USSI.

6.   LIMITED WARRANTIES
     ------------------

     a.  WARRANTY.  USSI warrants that the Products will (i) conform to USSI's
         --------
published product specifications in effect on the date of delivery and (ii) perform substantially as described in the accompanying Documentation for ninety
(90) days after Distributor's Acceptance. Distributor acknowledges that (i) the Products may not satisfy all of the customers' requirements and (ii) the use of the Products may not be uninterrupted or error-free. Distributor further acknowledges that (i) the prices and other charges contemplated under this Agreement are based on the limited warranty, disclaimers and limitation of liability specified in Sections 6, 7 and 8 and
(ii) such charges would be substantially higher if any of these provisions were unenforceable.

     b.  REMEDIES.  In case of breach of warranty during such ninety (90) day
         --------
period, USSI will, at its option, correct or replace the defective Product. If USSI determines that a defective Product cannot be corrected or replaced within a reasonable period of time, Distributor may return the defective Product to USSI in exchange for a refund of (i) the initial license fees that Distributor actually paid to USSI for such Product,, and (ii) the monthly license fees that Distributor actually paid to USSI for the period that such Product was not usable.

In the case of breach of any other duty related to the quality of the Products, USSI will, at its option, correct or replace the defective Product. If USSI determines that a defective Product cannot be corrected or replaced within a reasonable period of time, Distributor may return the defective Product to USSI in exchange for a refund of (i) the initial license fees that Distributor actually paid to USSI for such Product, less depreciation based on a 5-year straight-line depreciation schedule beginning after the end of the warranty period, and (ii) a pro rata share of the monthly license fees that Distributor actually paid after the end of the warranty period to USSI for the period that such Product was not usable.

     c.  LIMITATION.  The warranties and remedies specified in this Section will
         ----------
not apply if the Product malfunctions due to extrinsic causes, such as (i) natural disasters, including fire, smoke, water, earthquakes or lightning, (ii) electrical power fluctuations or failures, (iii) the neglect or misuse of the Product or other failure to comply with the instructions set forth in the Documentation, (iv) a correction, modification or copying of the Product not provided by USSI, (v) the failure to install an Update in accordance with the Update installation methodology, to be jointly developed by the parties and attached hereto, (vi) a malfunction of the customer's hardware equipment or
(vii) the combination of the Product with other software not provided by USSI, except for the necessary hardware operating system software and the UniKix application software as described in the documentation.

     d.  DISCLAIMER.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION AND SECTION
         ----------
7, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY USSI OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

7.   INDEMNITY
     ---------

     a.  INDEMNITY.  If an action is brought against Distributor claiming that a
         ---------
Product infringes a U.S. patent or copyright, USSI will defend Distributor at USSI's expense and, subject to this Section and Section 8, will pay the damages and costs finally awarded against Distributor in the infringement action, but only if (i) the Distributor notifies USSI promptly upon learning that the claim might be asserted, (ii) USSI has sole control over the defense of the claim and any negotiation for its settlement or compromise.

     b.  ALTERNATIVE REMEDY.  If a claim described in Paragraph 7(a) may be or
         ------------------
has been asserted, Distributor will permit USSI, at USSI's option and expense, to (i) procure the right to continue using the Product, (ii) replace or modify the Product to eliminate the infringement while proving functionally equivalent performance or (iii) accept the return of the Product in exchange for a refund of the up-front initial license fees that Distributor actually paid to USSI for such Product, less depreciation based on a 5-year straight-line depreciation schedule, and a pro rata share of any pre-paid usage fees that Distributor actually paid to USSI.

     c.  LIMITATION.  USSI will have no indemnity obligation to Distributor if
         ----------
the patent or copyright infringement claim results from (i) a correction or modification of the Product not provided by USSI, (ii) the failure to install an Update in accordance with the Update installation methodology, to be jointly developed by the parties and attached hereto or (iii) the combination of the Product with other software not provided by USSI, except for the necessary hardware operating system software and the UniKix application software as described in the documentation.

8.   NO CONSEQUENTIAL DAMAGES
     ------------------------

     EXCEPT FOR BREACH OF THE CONFIDENTIALITY AND OWNERSHIP OBLIGATION SET FORTH IN SECTION 9, UNDER NO CIRCUMSTANCES WILL USSI OR ITS RELATED PERSONS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF DISTRIBUTOR OR ITS CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH USSI AND ITS RELATED PERSONS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO USSI BY DISTRIBUTOR FOR THE SPECIFIC PRODUCT THAT DIRECTLY CAUSED THE DAMAGE.

     EXCEPT FOR BREACH OF THE CONFIDENTIALITY AND OWNERSHIP OBLIGATION SET FORTH IN SECTION 9 AND THE AUTHORIZED USE SET FORTH IN SECTION 1, UNDER NO CIRCUMSTANCES WILL DISTRIBUTOR OR ITS RELATED PERSONS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR

UNFORESEEABLE, BASED ON CLAIMS OF USSI ARISING OUT OF BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY.

9.   INFORMATION
     -----------

     a.  CONFIDENTIALITY.  (i)  Distributor acknowledges that the Products
         ---------------
incorporate confidential and proprietary information developed or acquired by or licensed to USSI (the "Information"). Distributor will take all reasonable precautions necessary to safeguard the confidentiality of the Information, including (i) those taken by Distributor to protect its own confidential information and (ii) those which USSI may reasonably request from time to time. Distributor will not allow the removal or defacement of any confidentiality or proprietary notice placed on the Products or other items of Information. The placement of copyright notices on these items will not constitute publication or otherwise impair their confidential nature.

          (ii) USSI acknowledges that the Distributor's customer lists and interface specifications incorporate confidential and proprietary information developed or acquired by or licensed to Distributor (the "Information"). USSI will take all reasonable precautions necessary to safeguard the confidentiality of the Information, including (i) those taken by USSI to protect its own confidential information and (ii) those which Distributor may reasonably request from time to time. USSI will not allow the removal or defacement of any confidentiality or proprietary notice placed on the items of Information. The placement of copyright notices on these items will not constitute publication or otherwise impair their confidential nature.

     b.  OWNERSHIP.  All patents, copyrights, software designs and layouts,
         ---------
trade secrets and other proprietary rights in or related to the Products are and will remain the exclusive property of USSI or its licensors, whether or not specifically recognized or perfected under applicable law. Distributor will not take any action that jeopardizes USSI's or its licensors' proprietary rights or acquire any right in the Products or Information, except the limited use rights specified in Paragraph 9(c). Unless otherwise agreed on a case-by-case basis, USSI or its licensor will own all rights in any copy, translation, modification, adaptation or derivation of the Products , whether made by or for Distributor or other items of Information, including any improvement or development thereof. Distributor will obtain, at USSI's request, the execution of any instrument that may be appropriate to assign these rights to USSI or its licensor or perfect these rights in USSI's or its licensor's name.

     c.  USE.  Distributor will use the Products and other items of Information
         ---
exclusively to perform its marketing and service activities pursuant to this Agreement. Except as specifically contemplated in Paragraphs 3(b) and 3(f), Distributor will not copy the Products or other items of Information without USSI's specific approval. Distributor will reproduce USSI's or its licensors' confidentiality and proprietary notices on all such copies. Distributor will not translate, modify, adapt, decompile, disassemble or reverse engineer the Products.

     d.  DISCLOSURE.  Distributor will not disclose, in whole or in part, the
         ----------
source or object code of the Products or any other item that USSI designates as confidential to any person, except to (i) customers as and to the extent contemplated under an executed Software Agreement and (ii) those of Distributor's employees and contractors who require access to perform its obligations under this Agreement and have executed a confidentiality agreement substantially similar to that attached as Exhibit D (the "Confidentiality Agreement"). Distributor will execute all Confidentiality Agreements as principal on its own behalf and, exclusively to accept or otherwise perfect USSI's rights thereunder, as agent on behalf of USSI. At USSI's request, Distributor will provide USSI with copies of all Confidentiality Agreements. In no event will Distributor amend or cancel any Confidentiality Agreement without USSI's prior approval.

     e.  UNAUTHORIZED USE OR DISCLOSURE.  Distributor acknowledges that any
         ------------------------------
unauthorized use or disclosure of the Products or any other item of Information may cause irreparable damage to USSI or its licensors. If an unauthorized use or disclosure occurs, Distributor will promptly notify USSI and take, at Distributor's expense, all steps which are necessary to recover the Product or Information and to prevent its subsequent unauthorized use or dissemination, including availing itself of actions for seizure and injunctive relief. If Distributor fails to take these steps in a timely and adequate manner, USSI may take them in its own or Distributor's name and at Distributor's expense.

     f.  LIMITATION.  Distributor will have no confidentiality obligation with
         ----------
respect to any portion of the Information that (i) Distributor independently knew or developed before receiving the Products or Information from USSI, (ii) Distributor lawfully obtained from a third party under no obligation of confidentiality or (iii) became available to the public other than as a result of an act or omission of Distributor or any of its employees or customers. Under any of these circumstances, Distributor will notify USSI at least 30 days before disclosing such portion of the Information to any other person.

     g.  THE AGREEMENT.  Except as required for governmental regulatory
         -------------
reporting purposes, neither party shall disclose the existence or contents of this Agreement without the prior written approval of the other party.

10.  MARKS
     -----

     a.  OWNERSHIP.  All trademarks, service marks, trade names, logos or other
         ---------
words or symbols identifying the Products or USSI's business (the "Marks") are and will remain the exclusive property of USSI or its licensors, whether or not specifically recognized or perfected under applicable law. Distributor will not take any action that jeopardizes USSI's or its licensors' proprietary rights or acquire any right in the Marks, except the limited use rights specified in Paragraph 10(b). Distributor will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks.

     b.  USE.  Distributor will use the Marks exclusively to advertise and
         ---
promote the Products within the Territory. All advertisements and promotional materials will (i) clearly identify USSI or its licensors as the owner of the Marks, (ii) conform to USSI's then-current trademark and logo guidelines. Before publishing or disseminating any advertisement or promotional materials bearing a Mark, Distributor will deliver a sample of the advertisement or promotional materials to USSI for prior approval. USSI has thirty days to approve or disapprove of such material. If USSI notifies Distributor that the use of the Mark is inappropriate, Distributor will not publish or otherwise disseminate the advertisement or promotional materials until they have been modified to USSI's satisfaction.

     c.  INFRINGEMENT.  Distributor will immediately notify USSI if Distributor
         ------------
learns (i) of any potential infringement of the Marks by a third party or (ii) that the use of the Marks may infringe the proprietary rights of a third party. USSI will determine the steps to be taken under these circumstances. Distributor will (i) provide USSI with the assistance that USSI may reasonably request and (ii) take no steps on its own without USSI's prior approval.

11.  TERM AND TERMINATION
     --------------------

     a.  TERM.  This Agreement will become effective, as of the date first set
         ----
forth above, upon its execution by USSI and Distributor. This Agreement will remain in effect thereafter until December 31, 2004, unless earlier terminated under Paragraph 11 (b) or (c) (the "Initial Term") and, thereafter, this Agreement will automatically renew for consecutive one (1) year terms ("Renewal Term"), unless terminated by either party upon written notice to the other party not less than one (1) year prior to the expiration of the Initial Term or any Renewal Term. The above Initial Term shall be extended for the same period of time, if any, that USSI fails to meet its milestones as set forth in the Project Plan referenced in Section 11.d.

     b.  TERMINATION BY USSI.  USSI will have just cause to terminate this
         -------------------
Agreement immediately upon notice to Distributor, without Judicial or administrative notice or resolution, upon the occurrence of any termination event specified below or elsewhere in this Agreement.

     (1) Breach.  Distributor or any of its employees (i) breaches any
         ------
     obligation under Section 9 or (ii) breaches any other obligation under this Agreement and fails to cure the breach to USSI's satisfaction within 30 days after USSI demands its cure.

     (2) Normal Business.  Distributor ceases to conduct business in the normal
         ---------------
     course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights

     (3) Ownership or Control.  The direct or indirect ownership or control of
         --------------------
     Distributor that exists on the effective date of this Agreement changes to any person or entity that is, in USSI's reasonable judgment, a business competitor of USSI.

     c.  TERMINATION BY DISTRIBUTOR.  Distributor will have just cause to
         --------------------------
terminate this Agreement immediately upon notice to USSI without judicial or administrative notice or resolution, upon the occurrence of any event specified below or elsewhere in this Agreement.

     (1) Breach.  USSI or any of its employees breaches any obligation under
         ------
     this Agreement and fails to cure the breach to Distributor's satisfaction within 30 days after Distributor demands its cure.

     (2) Normal Business.  USSI ceases to conduct business in the normal course,
         ---------------
     becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights.

     d.  TERMINATION BY DISTRIBUTOR DURING NINETY-DAY EVALUATION PERIOD.
         --------------------------------------------------------------
Notwithstanding any of the foregoing, Distributor may terminate this Agreement upon Distributor's reasonable determination that (i) the performance of the Products set forth in Exhibit A1 hereto does not meet Distributor's requirements on the proposed hardware platform configuration or (ii) the parties are unable to agree upon a project plan including USSI milestones for live installations at a non-terminal driving customer site and a terminal driving customer (the "Project Plan"). Distributor will make its determination under this Section by September 30, 1997, provided delivery and installation of the Products set forth in Exhibit A1 on Distributor's development and support computer system, is accomplished within thirty (30) calendar days after execution of this Agreement. In the event ULTRADATA makes a determination that the Products set forth in Exhibit A1 do not satisfy the aforementioned requirements, or the parties have not reached agreement on the Project Plan, it shall provide USSI with written notice of its intent to terminate the Agreement along with a written documentation detailing such determination. In the event of termination under this Section, Distributor's sole liability to USSI will be to pay USSI the pre-approved, documented expenses, including labor, telephone, travel and other out of pocket expenses incurred by USSI in connection with the development, delivery, testing and installation of the Products and promptly comply with Sections 12(a)(2) and 12(a)(3).

12.  CONSEQUENCES OF TERMINATION
     ---------------------------

     a.  TERMINATION OBLIGATIONS.  Upon the expiration or termination of this
         -----------------------
Agreement, all rights granted to Distributor hereunder will immediately cease, except as set forth in Sections 12(a)(4) and 12(b) below, and Distributor will
(i) promptly comply with the termination obligations specified below and (ii) otherwise cooperate with USSI to terminate relations in an orderly manner. Except as limited herein, the parties shall have all other remedies available at law or equity.

     (1) Payments.  (A) Upon expiration or termination pursuant to Section
         --------
     11(b), Distributor will only pay USSI all due and outstanding amounts, as well as any amount that has not become due, the due date of which will be automatically accelerated to the date of expiration or termination of this Agreement, specifically, Distributor will immediately pay (i) the balance of the ILF's set forth in Section 1.3(a) of Exhibits A1 and A2; (ii) the present value of the balance of the MLF's set forth in Section 1.3(a) of Exhibits A1 and A2 using a discount factor of prime plus four (4) points;
     (iii) the balance of the Development Charges set forth in Exhibit B1; and
     (iv) the balance of the service charges set forth in Exhibit C1 and any other Exhibit hereto executed by the parties prior to termination.

               (B) Upon termination pursuant to Section 11(c), Distributor will only pay all due and outstanding amounts as of the date of termination. Distributor will have no liability for amounts which become due after the date of termination.

     (2) Products.  Distributor will purge from its computer systems, storage
         --------
     media and other files and, at USSI's option, destroy or deliver to USSI or its designee all Products within Distributor's possession or control, including all source code of the Products. If this Agreement is terminated pursuant to Section 11(c), then USSI shall pay the reasonable and pre-approved cost associated with this Section.

     (3) Material.  Distributor will, at USSI's option, destroy or deliver to
         --------
     USSI or its designee all items within Distributor's possession or control that contain any Information or bear a Mark, except as otherwise contemplated under Paragraph 12(b). If this Agreement is terminated pursuant to Section 11(c), then USSI shall pay the reasonable and pre-approved cost associated with this Section.

     (4) Software Agreements.  Upon expiration or termination for any reason
         -------------------
     reason of this Agreement, Distributor may at its option, and only in the event of USSI's request, assign or perfect the assignment to USSI or its designee of all Software Agreements executed with customers and notify these customers of such assignment. Notwithstanding Subsections 12(a)(2) and (3) above, if Distributor elects not to assign the Software Agreements, Distributor may retain the items of Information that are reasonably necessary for use exclusively in fulfilling Distributor's existing obligations under the unassigned Software Agreements for up to twenty-four
     (24) months. Upon expiration of such twenty-four (24) month period, Distributor will, at USSI's option, destroy or deliver such items to USSI or its designee. The above 24 month period shall be extended for the same period of time, if any, that USSI fails to meet its milestones as set forth in the Project Plan referenced in Section 11.d.

     (5) Affidavit.  Distributor will deliver to USSI a notarized affidavit
         ---------
     which certifies that Distributor has complied with all of its termination obligations contemplated under this Agreement.

     (6) Non-compete.  In the event this Agreement is terminated pursuant to
         -----------
     Section 11(c), USSI shall be prohibited from marketing the Products to Distributor's existing customers of the Products for a period of four (4) years from the date of termination.

     b.  SERVICE AGREEMENTS.  Upon the expiration or termination of this
         ------------------
Agreement, Distributor may at its option and only in the event of USSI's request, assign to USSI or its designee, in whole or in part, the Service Agreements then in effect with customers that USSI may designate. USSI will pay Distributor the accrued and unpaid charges under these assigned Service Agreements, but only if Distributor certifies that (i) it has performed the services to which the charges relate and (ii) the unpaid charges are collectable from the customers. Distributor will refund such payment to USSI or its designee if the customer fails to pay these charges within 90 days after the assignment of the Service Agreement. Notwithstanding Subsections 12(a)(2) and (3) above, if Distributor elects not to assign the Service Agreements, Distributor may retain the items of Information that USSI deems appropriate for use exclusively in fulfilling Distributor's existing obligations under the unassigned Service Agreements for up to twenty-four (24) months. Upon expiration of the twenty-four
(24) month period, Distributor will, at USSI's option, destroy or deliver such items to USSI or its designee. The above 24 month period shall be extended for the same period of time, if any, that USSI fails to meet its milestones as set forth in the Project Plan referenced in Section 11.d.

     c.  DISCLAIMER.  Upon the expiration of this Agreement or its termination
         ----------
in accordance with Paragraph 11(b) or 11(c)(2), Distributor will not be entitled under local law or otherwise to receive any payment from USSI, whether for actual, consequential, indirect, special or incidental damages, costs or expenses, whether foreseeable or unforeseeable (including, but not limited to, labor claims and loss of profits, investments or good will), any right to which Distributor hereby waives and disclaims.

     d.  SURVIVAL.  The provisions of Sections 8, 9, 10, 12, 13, 14, 15, 23 and
         --------
24 will survive the expiration or termination of this Agreement. Section 2(f) shall survive to the extent Distributor retains the Software Agreements pursuant to Section 12(a)(4) and/or Services Agreements pursuant to Section 12(b) above.

13.  INSPECTION.
     ----------

     During the term of this Agreement and for 1 year after its expiration or termination, USSI or its representatives may, upon prior notice to Distributor, inspect the agreements, business records, computer processors, equipment and facilities of Distributor during normal working hours to verify Distributor's compliance with this Agreement. The USSI representative which performs any such inspection function shall be an individual which is technically qualified to perform the applicable inspection. While conducting these inspections, USSI and its representatives will be entitled to copy any item that Distributor may possess in violation of this Agreement.

14.  U.S. EXPORT RESTRICTIONS.
     ------------------------

     Distributor acknowledges that the Products and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations. Distributor will (i) comply strictly with all legal requirements established under these controls, (ii) cooperate fully with USSI in any official or unofficial audit or inspection that relates to these controls and (iii) not export, reexport, divert, transfer or disclose, directly or indirectly, any Product or related technical information, document or material or direct products thereof outside the United States of America or to any person not national or resident thereof without first obtaining the prior written authorization of USSI, which authorization will not be unreasonably withheld, and the U.S. Commerce Department.

15.  INDEMNITY.
     ---------

     Distributor will defend and indemnify USSI against any damage, loss, Liability or expense (including lawyers' fees) that USSI may incur (i) with respect to any negligent act or omission by, or willful misconduct of, Distributor's employees or agents or (ii) as a result of (a) any modification or amendment of the prescribed terms of the Software Agreement that USSI did not specifically approve, (b) any warranty, condition, representation, indemnity or guarantee granted by Distributor with respect to the Products in addition to or in lieu of the limited warranties specified in Section 6, (c) any omission or inaccuracy in Distributor's advertisements and promotional materials that relate to the Products or (d) any modification of or addition to the Products not provided or approved by USSI, but only if (i) USSI notifies Distributor upon learning that the claim might be asserted and (ii) Distributor has sole control over the defense of the claim and any negotiation for its settlement or compromise. Notwithstanding the foregoing, if in USSI's reasonable judgement, such claim may materially affect USSI's intellectual property rights in or to its Product(s), USSI reserves the right to participate and or control such defense or settlement. This Section will not be construed to limit or exclude any other claims or remedies which USSI may assert under this Agreement or by law.

16.  INDEPENDENT PARTIES.
     -------------------

     USSI and Distributor are independent parties. Nothing in this Agreement will be construed to make Distributor an agent, employee, franchisee, joint venturer, partner or legal representative of USSI. Except as otherwise provided in this Agreement, Distributor will neither have nor represent itself to have any authority to act on USSI's behalf.

17.  FORCE MAJEURE.
     -------------

     Neither party will be liable for any failure or delay in performing an obligation under this Agreement that is due to causes beyond its reasonable control, such as natural catastrophes, governmental acts or omissions, laws or regulations, labor strikes or difficulties, transportation stoppages or slowdowns or the inability to procure parts or materials. These causes will not excuse Distributor from paying accrued amounts due to USSI through any available lawful means acceptable to USSI.

18.  NOTICES.
     -------

     Any notice, approval or other communication required or permitted under this Agreement will be given in writing and will be sent by telex, telefax, courier or registered airmail, postage prepaid, to the address specified below or to any other address that may be designated by prior notice. Any notice or other communication delivered by telex or telefax will be deemed to have been received the day it is sent. Any notice or other communication sent by courier will be deemed to have been received on the 3rd day after its date of posting. Any notice or other communication sent by registered airmail will be deemed to have been received on the 7th business day after its date of posting.

          IF TO USSI:

          USSI, Inc.
          Attn: Contracts Administration
          2200 Abbott Drive
          Carter Lake, IA  51510, U.S.A.
          Telephone: (712)347-4000
          Telefax: (712)347-4100

          IF TO DISTRIBUTOR:

          Attn: Phil Ranger
          5000 Franklin Drive
          Pleasanton, California   94588
          Telephone:  510/463-8356
          Telefax: 510/224-9879

19.  ASSIGNMENT.
     ----------

     Distributor may only assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligation without USSI's prior approval
(i) to a related company, or (ii) to an unrelated company pursuant to a sale or merger so long as the company is not, in USSI's reasonable judgement, a business competitor of USSI. Any attempt to assign without USSI's approval, except as set forth above, will be void. USSI may assign this Agreement or any of its rights or obligations, upon notice to Distributor, (i) to a related company or
(ii) to an unrelated company pursuant to a sale, merger or other consolidation of USSI or any of its operating divisions.

20.  WAIVER, AMENDMENT, MODIFICATION.
     -------------------------------

     Except as otherwise provided above, any waiver, amendment or other modification of this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought.

21.  SEVERABILITY.
     ------------

     If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement, unless either party deems the unenforceable provision to be essential to this Agreement, in which case such party may terminate this Agreement, effective immediately upon notice to the other party. In the event of a termination under this Section 21, Section 12 shall apply.

22.  INTERPRETATION.
     --------------

     The terms that are defined in this Agreement may be used in the singular or the plural, as the context requires. "Days" means calendar days, unless otherwise specified. "Person" means an individual, partnership, company, corporation or other legal entity, as the context requires. "Section" means all provisions under the numerical heading. "Paragraph" means all provisions under the alphabetical heading. "Agreement" means this Agreement and all of its Exhibits. Headings are intended only for reference purposes.

23.  GOVERNING LAW.
     -------------

     This Agreement will be governed by and interpreted in accordance with the laws of the State of Nebraska, U.S.A., excluding its conflict of law principles. USSI and Distributor exclude the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction between them that may be implemented in connection with this Agreement.

24.  ARBITRATION
     -----------

     a.  GENERAL.  Except as contemplated under Paragraph 24(d), any controversy
         -------
or claim arising out of or relating to this Agreement or the existence, validity, breach or termination thereof, whether during or after its term, will be finally settled by compulsory arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for International Commercial Arbitration of the American Arbitration Association ("AAA"), as modified or supplemented under this Section 24; provided, however, that in the event of any such controversy or claim, (i) neither party will initiate arbitration within the first 30 days after the aggrieved party first notifies the other party of the controversy or claim and (ii) during such 30-day period, the chief executive officers of both parties convene at least once in Phoenix, Arizona, to endeavor in good faith to amicably resolve the controversy or claim.

     b.  PROCEEDING.  To initiate arbitration, either party will file the
         ----------
appropriate notice at the Regional Office of the AAA in Omaha, Nebraska, U.S.A. The arbitration proceeding will take place during a period not exceeding 120 days in Omaha, Nebraska, U.S.A., and will be conducted in the English language. The arbitration panel will consist of 3 arbitrators, one arbitrator appointed by each party and a third neutral arbitrator appointed by the AAA. Any communication between a party and any arbitrator will be directed to the AAA for transmittal to the arbitrator. The parties expressly agree that the arbitrators will be empowered to, at USSI's request, (i) issue an interim order or award requiring Distributor to cease using the Products or Information pending the outcome of the arbitration or (ii) grant injunctive relief.

     c.  AWARD.  The arbitral award will be the exclusive remedy of the parties
         -----
for all claims, counterclaims, issues or accountings presented or plead to the arbitrators. The award will (i) be granted and paid in U.S. Dollars exclusive of any tax, deduction or offset and (ii) include interest from the date of breach or other violation of the Agreement until the award is fully paid, computed at the then-prevailing LIBOR rate. Judgment upon the arbitral award may be entered in any court that has jurisdiction thereof. Any additional costs, fees or expenses incurred in enforcing the arbitral award will be charged against the party that resists its enforcement.

     d.  LEGAL ACTIONS.  Nothing in this Section will prevent USSI from seeking
         -------------
injunctive relief against Distributor or filing legal actions for payment of outstanding and past due debts in the courts of the Territory.

25.  ENTIRE AGREEMENT
     ----------------

     This Agreement and its Exhibits constitute the complete and entire statement of all terms, conditions and representations of the agreement between USSI and Distributor with respect to its subject matter.

     IN WITNESS WHEREOF, USSI and Distributor cause this Agreement to be executed by their duly authorized representatives identified below.


USSI, Inc.                          ULTRADATA
("USSI")                            ("Distributor")


By:  /s/ Mark R. Vipond             By:  /s/ Robert J. Majteles
   __________________________          ---------------------------

Name:  Mark R. Vipond               Name:  Robert J. Majteles
     ------------------------            -------------------------

Title:   President                  Title:  President/Chief Executive Officer
      -----------------------             -----------------------------------



Exhibit A: Products and License Fees

Exhibit B: CSM's

Exhibit C: Professional Services

Exhibit E:  Software Agreement

Exhibit F:  Non-Compete Entities

Exhibit G: USSI Travel Expense Policy

Exhibit H:  Product Support Services Policy

                                  EXHIBIT A1
                                  ----------


                               SOFTWARE SCHEDULE
                               -----------------



     THIS SOFTWARE SCHEDULE is executed as of June 30, 1997, between USSI, INC. ("USSI") and ULTRADATA ("Distributor") pursuant to Distributor Agreement No.
             ---------
USSI/71-1217, dated June 30, 1997 (the "Agreement"). The Agreement is hereby supplemented as follows:

1.0  SOFTWARE/LICENSE AND FEES
     -------------------------

     1.1  TRANS24 Standard Programs:
          --------------------------

                                                         Product
                                                         Support    License
     I.D. No.       Description                          Category     Fees
     --------       -----------                          --------   -------
     T24-AT000      ATM Terminal Manager                    A
     T24-AT210      Diebold 910/911 Device Handler          A
     T24-SS000      SuperSwitch                             A
     T24-SS099      ISO 8583 Host Interface                 A
     T24-SS100      ISO 8583 Network Interface              A
     T24-EA000      EFT Authorization                       A
     T24-PC000      Card Management                         A
     T24-SM000      Settlement Manager                      A
     T24-AT110      NCR 5XXX Device Handler                 A
     T24-AT120      NCR 56XX Device Handler                 A
     T24-AT220      Interbold MDS 1000 Device Handler       A

                                                            (Section 1.3 below)


     1.2  GRANT.  In accordance with Section 1.0 of the Agreement, USSI grants
          -----
to Distributor and Distributor accepts from USSI the right to sublicense the Products set forth above for use on the Authorized Hardware Platform, and subject to the following terms and conditions, and the terms and conditions of the Agreement.

     1.3  INITIAL/MONTHLY LICENSE FEES.
          -----------------------------

     (a) Distributor shall pay USSI [*] for [*] copies of the Products, payable by (i) an Initial License Fee ("ILF") of [*], payable according to the terms set
                                         ---
forth in Section 2.0 of this Exhibit A1, and (ii) Monthly License Fee ("MLF") payments totaling [*], payable in advance, on the first day of each month
                  ---
according to the terms set forth in Section 2.0 of this Exhibit A1.

                                    Page 1

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

     (b) For each copy of the Products sublicensed in excess of the one hundred fifty copies authorized under Subsection (a) above, Distributor shall pay USSI
(i) an Initial License Fee of $[*] upon execution of the applicable Sublicense Agreement and (ii) Monthly License Fee payments of $[*] per copy, payable monthly in advance commencing upon acceptance of the Products by the Sublicensee.

     For purposes of this Subsection 1.3, any combination of the Software Programs set forth above for each sublicensee shall be deemed one (1) copy.

     Beginning January 1, 2005, USSI may increase the MLFs specified in Subsections (a) and (b) above no more than once each calendar year, by an amount not to exceed [*] percent [*] of the most recently effective MLF amount. USSI will not ship any Products to Distributor, nor provide services to Distributor hereunder until USSI has received this Exhibit A1 executed by Distributor and all amounts due upon such execution.

     1.4  TERM.  Subject to payment of the license fees as and when they become
          ----
due, the term of the license granted with respect to the Products listed in this Exhibit A1 will be for a minimum term through December 31, 2004 ("Initial Term") and will automatically renew for consecutive one (1) year terms ("Renewal Term") unless terminated by either party upon written notice to the other party not less than one (1) year prior to the expiration of the Initial or Renewal Term.

2.0  PAYMENT TERMS
     -------------

                                                                       AMOUNT
                                                                       ------
     a) Initial License Fees Payment Payable as follows:

        1) upon Contract Execution:                                    $   [*]
                                                                       -------

        2) Monthly in Advance Commencing January 1, 1998
           and continuing through October 31, 1998:                    $   [*]
                                                                       -------

        3) Monthly in Advance Commencing November 1, 1998
           and continuing through October 31, 1999:                    $   [*]
                                                                       -------

        4) Monthly in Advance Commencing November 1, 1999
           and continuing through October 31, 2000:                    $   [*]
                                                                       -------

        5) Monthly in Advance Commencing November 1, 2000
           and continuing through October 31, 2001:                    $   [*]
                                                                       -------

     b) Monthly License Fees Payment Payable as follows:

        1) upon Contract Execution:                                    $   [*]
                                                                       -------

        2) Monthly in Advance Commencing January 1, 1998
           and continuing through October 31, 1998:                    $   [*]
                                                                       -------

        3) Monthly in Advance Commencing November 1, 1998
           and continuing through October 31, 1999:                    $   [*]
                                                                       -------

        4) Monthly in Advance Commencing November 1, 1999
           and continuing through October 31, 2000:                    $   [*]
                                                                       -------

        5) Monthly in Advance Commencing November 1, 2000
           and continuing through October 31, 2001:                    $   [*]
                                                                       -------

                                    Page 2

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                                                       AMOUNT
                                                                       ------

        6) Monthly in Advance Commencing November 1, 2001
           and continuing through December 1, 2004:                    $    [*]
                                                                       --------

        7) Monthly in Advance Commencing January 1, 2005:              $    [*]
                                                                       --------

3.0  AUTHORIZED HARDWARE PLATFORMS
     -----------------------------


              IBM RISC System/6000
          -----------------------------

              Hewlett-Packard HP9000
          ------------------------------

4.0  GENERAL
     -------

     The provisions of the Agreement shall remain in full force and effect.

Accepted:                              Accepted:

USSI, INC.                             ULTRADATA
("USSI")                               -------------------------------------
                                       ("Distributor")

By:  /s/ Mark R. Vipond                By:  /s/ Philip D. Ranger
   ---------------------------------        --------------------------------


Name:  Mark R. Vipond                  Name:  Philip D. Ranger
       -----------------------------          ------------------------------

                                                Vice President and
Title:  President                      Title:   Chief Financial Officer
        ----------------------------            ----------------------------

Date:  June 30, 1997                   Date:    June 30, 1997
       -----------------------------            ----------------------------


                                    Page 3

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                  EXHIBIT A2
                                  ----------


                               SOFTWARE SCHEDULE
                               -----------------


     THIS SOFTWARE SCHEDULE is executed as of June 30, 1997, between USSI, INC.
("USSI") and   ULTRADATA  ("Distributor") pursuant to Distributor Agreement No.
              ----------
USSI/71-1217, dated June 30, 1997 (the "Agreement"). The Agreement is hereby supplemented as follows:

1.0  SOFTWARE/LICENSE AND FEES
     -------------------------

     1.1  TRANS24 Interface Programs:
          ---------------------------

                                                         Product
                                                         Support      License
     I.D. No.       Description                          Category       Fees
     --------       -----------                          --------     --------
                    Deluxe-based ISO Interface:
                    ---------------------------

                    Deluxe Data Services ISO                 C        $    [*]
                    Alaska Option                            C             [*]
                    HONOR ISO                                C             [*]
                    NYCE ISO                                 C             [*]
                    PULSE ISO                                C             [*]

                    BASE24-based ISO Interfaces:
                    ----------------------------

                    ACS/Moneymaker                           C        $    [*]
                    Bank of Hawaii                           C             [*]
                    Fiserv                                   C             [*]
                    Norwest                                  C             [*]

                    ISO Interfaces:
                    ---------------

                    TransAlliance                            C             [*]
                    ITS/Shazam                               C             [*]

                    ANSI X9.2 Interfaces:
                    ---------------------

                    EDS                                      C             [*]
                    MPS/Jeannie                              C             [*]

                                                            (Section 1.3 below)

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

     1.2  GRANT.  In accordance with Section 1.0 of the Agreement, USSI grants
          -----
to Distributor and Distributor accepts from USSI the right to sublicense the Products set forth above for use on the Authorized Hardware Platform, and subject to the following terms and conditions, and the terms and conditions of the Agreement.

     1.3  INITIAL/MONTHLY LICENSE FEES.
          -----------------------------

     (a) Distributor agrees to license the Products for the minimum amount of $[*], payable by (i) an Initial License Fee ("ILF") of $[*], payable
                                                       ----
according to the terms set forth in Section 2.0 of this Exhibit A2, and (ii) Monthly License Fee ("MLF") payments totaling $[*], payable in advance, on
                                              ----
the first day of each month according to the terms set forth in Section 2.0 of this Exhibit A2.

     For purposes of this Subsection 1.3, each individual Software Program set forth above per sublicensee shall be deemed one (1) copy.

     Beginning January 1, 2005, USSI may increase the MLFs specified in Subsections (a) and (b) above no more than once each calendar year, by an amount not to exceed [*] percent [*] of the most recently effective MLF amount. USSI will not ship any Products to Distributor, nor provide services to Distributor hereunder until USSI has received this Exhibit A2 executed by Distributor and all amounts due upon such execution.

     1.4  TERM.  Subject to payment of the license fees as and when they become
          ----
due, the term of the license granted with respect to the Products listed in this Exhibit A2 will be for a minimum term through December 31, 2004 ("Initial Term") and will automatically renew for consecutive one (1) year terms ("Renewal Term") unless terminated by either party upon written notice to the other party not less than one (1) year prior to the expiration of the Initial or Renewal Term.

2.0  PAYMENT TERMS
     -------------

                                                                       AMOUNT
                                                                       ------
     a) Initial License Fees Payment Payable upon Execution
        of this Attachment:                                            $   [*]
                                                                       -------

     b) Initial License Fees Payment Payable Monthly in Advance
        Commencing January 1, 1998 and continuing through
        October 31, 1999:                                              $   [*]
                                                                       -------

     c) Monthly License Fees Payable Monthly in Advance
        Commencing January 1, 1998 and continuing through
        October 31, 1999:                                              $   [*]
                                                                       -------

     d) Monthly License Fee Payable Monthly in Advance
        Commencing November 1, 1999 and continuing through
        December 31, 2004:                                             $   [*]
                                                                       -------

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                                                       AMOUNT
                                                                       ------
     e) Monthly License Fees Payment Payable Monthly
        in Advance Commencing January 1, 2005:                         $   [*]
                                                                       -------

3.0  AUTHORIZED HARDWARE PLATFORMS
     -----------------------------


         IBM RISC System/6000
      ---------------------------

         Hewlett-Packard HP9000
      ---------------------------

4.0 Notwithstanding Section 4(d) of the Agreement, acceptance for the Interface Programs set forth in Section 1.1 herein shall occur upon the certification by the applicable networks.

5.0  GENERAL
     -------

     The provisions of the Agreement shall remain in full force and effect.

Accepted:                          Accepted:

USSI, INC.                         ULTRADATA
("USSI")                           ------------------------------------------
                                   ("Distributor")

By:  /s/ Mark R. Vipond            By:  /s/ Robert J. Majteles
   ------------------------------       -------------------------------------


Name:  Mark R. Vipond              Name:  Robert J. Majteles
       --------------------------         -----------------------------------


Title:  President                  Title:   President/Chief Executive Officer
        -------------------------           ---------------------------------

Date:  June 30, 1997               Date:    June 30, 1997
       --------------------------           ---------------------------------

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                  EXHIBIT B1
                                  ----------

                                CSM DEVELOPMENT
                                ---------------

     THIS EXHIBIT B1 is executed as of June 30, 1997, between USSI, INC. ("USSI") and ULTRADATA, ("Distributor"), pursuant to a Distributor Agreement, Number USSI/71-1217, dated June 30, 1997 (the "Agreement"), between Distributor and USSI. Distributor and USSI agree the Agreement shall be supplemented as follows:


1.0  STATEMENT OF WORK
     -----------------

     1.1  GENERAL.  USSI will provide Distributor with development services
          -------
towards the development of the special application software module(s) (CSMs) specified in the CSM Specification Document to be developed in conjunction with this Exhibit B1. USSI will initiate CSM Development upon Distributor's execution of this Exhibit B1 and acceptance of the CSM Specification Document. DISTRIBUTOR ACKNOWLEDGES THAT THE CSM DEVELOPMENT CAN BE COMPLETED ONLY WITH THE MUTUAL COOPERATION OF USSI AND DISTRIBUTOR.

     1.2  WORK.  The CSM development will include (i) the development of the
          ----
CSM Specification Document, (ii) project management, (iii) internal USSI specification/design, (iv) development (program level coding and unit testing), and (v) level I testing (integrated system testing at USSI's development facility).

     1.3  DISTRIBUTOR-SUPPLIED RESOURCES.  Distributor will provide USSI with
          ------------------------------
timely access to Distributor's facilities, equipment, personnel and other resources and information as required for USSI to complete the CSM development, subject to Distributor's reasonable security requirements.


2.0  DEVELOPMENT TIME
     ----------------

     USSI will provide Customer with [*] StaffWeeks of CSM development (exclusive of travel, lodging, subsistence and communication expenses) for the charge of [*].

     Travel, lodging, and subsistence expenses for USSI personnel performing any services away from USSI's Carter Lake facility, as well as communication expenses (including but not limited to, telephone, telefax, courier, express mail and dial-up data transmissions), are additional and are the responsibility of Distributor.

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

     2.1  DEVELOPMENT TIME:                                115 STAFFWEEK(S)
          ----------------

     2.2  TOTAL CHARGES:                                          $     [*]
          -------------                                             -------
          (at USSI' discounted rate, $[*]/SW)

     2.3  PAYMENT TERMS:
          -------------
                                                                     AMOUNT
                                                                     ------
       a)  CSM Development, Initial Amount Payable
           at execution of the Agreement:                         $     [*]
                                                                   --------
       b)  CSM Development, Monthly Amount Payable
           Monthly in Advance Commencing January 1, 1998
           and continuing through October 31, 1999:               $     [*]
                                                                   --------

       c)  Travel, Lodging, Subsistence and Communication
           Expenses, Invoiced Monthly for actual expenses
           incurred during each billing period:                   $     [*]


3.0  WARRANTY
     --------

     CSMs which are completed and delivered herein are warranted for 90 days under the warranty terms set forth in Section 6.0 of the Agreement.


4.0  REPRODUCTION AND SUBLICENSES
     ----------------------------

     Distributor's Internal License(s).  Distributor is authorized to make two
     ---------------------------------
(2) copies of each CSM, as delivered to Distributor hereunder (source and/or object code format), for internal nonproduction, archival, or Disaster Recovery purposes, only and subject to the further restrictions of this Agreement. Such copies shall be deemed an integral part of the Products for all purposes under this Agreement. Distributor will duplicate all confidentiality and proprietary notices on any copy. Except as expressly provided in this Agreement, Distributor will not otherwise copy, translate, modify or adapt (or where applicable, decompile, disassemble or reverse engineer) the Products or develop software systems, subsystems or modules that incorporate elements thereof.


5.0  GENERAL
     -------

     The provisions of the Agreement shall remain in full force and effect.

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

ACCEPTED:                           ACCEPTED:

USSI, INC.                          ULTRADATA
                                    ------------------------------------------
("USSI")                            ("Distributor")



By: /s/ Mark R. Vipond              By: /s/ Robert J. Majteles
   --------------------------          ---------------------------------------


Name: Mark R. Vipond                Name: Robert J. Majteles
     ------------------------             ------------------------------------


Title: President                    Title:  President/Chief Executive Officer
       ----------------------               ----------------------------------

Date: June 30, 1997                 Date:  June 30, 1997
      -----------------------              -----------------------------------

                                  EXHIBIT C1
                                  ----------


                             PROFESSIONAL SERVICES
                             ---------------------


1.0  PROJECT MANAGEMENT AND IMPLEMENTATION PACKAGE
     ---------------------------------------------

     PIR and Specification Document
     Project Management and Planning
     Installation and Certification
     Go-Live Support
     User Training


     Package Fees Total:                                               $   [*]
     --------------------                                              -------
     (maximum 25 StaffWeeks)


     USSI's current standard price for the Professional Services set forth above is $[ * ] per StaffWeek. Distributor is receiving a discounted rate for the package of Project Management and Implementation services necessary for the implementation of the Products set forth in Exhibit A1. Travel, lodging, and subsistence expenses for USSI personnel performing any services away from USSI's Carter Lake facility, as well as communication expenses (including but not limited to, telephone, telefax, courier, express mail and dial-up data transmissions), are additional and are the responsibility of Distributor.


2.0  PAYMENT TERMS
     -------------

                                                                      AMOUNT
                                                                      ------

     a)  Initial PMIP Payment Payable at Execution
         of the Agreement:                                            $  [*]
                                                                      ------

     b)  PMIP, Monthly Amount Payable Monthly in
         Advance Commencing January 1, 1998
         and continuing through October 31, 1999:                     $  [*]
                                                                      ------

     c)  Travel, Lodging, Subsistence and Communication
         Expenses, Invoiced Monthly for actual expenses
         incurred during each billing period:                         $  [*]

[*] Confidential treatment has been requested with respect to the information contained within the "[*]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

ACCEPTED:                              ACCEPTED:



USSI, INC.                             ULTRADATA
("USSI")                               ----------------------------------------
                                       ("Distributor")


By: /s/ Mark R. Vipond                 By: /s/ Robert J. Majteles
    ------------------------------         ------------------------------------


Name:  Mark R. Vipond                  Name: Robert J. Majteles
       ---------------------------           ----------------------------------


Title:  President                      Title: President/Chief Executive Officer
        --------------------------            ---------------------------------


Date:   June 30, 1997                  Date:  June 30, 1997
      ----------------------------            ---------------------------------

                                   EXHIBIT E


                              Software Agreement
                              ------------------


DISTRIBUTOR

[Address]


SOFTWARE AGREEMENT
------------------

Customer: ______________________________________________________________________


________________________________________________________________________________
(street)


________________________________________________________________________________
(city)                            (state)           (postal code)      (country)


Telephone: ___________________________   TeleFax: ______________________________


Contact: _______________________________________________________________________


Distributor hereby grants Customer, and Customer hereby accepts from Distributor, an indefinite, nonexclusive and non-transferable right to use the software products described in Section 1 below (the "Products") on the designated hardware described in Section 2 below (the "Designated Hardware"), subject to the terms and conditions specified below.

                         GENERAL TERMS AND CONDITIONS
                         ----------------------------



1.  PRODUCTS.
    --------

"Products" means (i) the machine-readable object code version of the software that USSI of ___________________,_________, U.S.A. ("USSI") makes available through Distributor and described in the Product Schedule, whether embedded on disc, tape or other media, for use on the computer platform specified in the Product Software (the "Software"), (ii) the published user manuals and documentation that Distributor makes generally available for the Software (the "Documentation"), (iii) the updates or revisions of the Software or Documentation that Distributor may offer to Customer pursuant to Section 5 (the "Updates") and (iv) any copy of the Software, Documentation or Updates. Nothing in this Agreement will entitle Customer to receive the source code of the Software or Updates, in whole or in part.

2.  DESIGNATED HARDWARE.
    -------------------

"Designated Hardware" means the hardware equipment specified in the Product Schedule. Customer may use the Products only on the Designated Hardware while it possesses and operates the Designated Hardware. If the Designated Hardware becomes temporarily inoperable Customer may load and use the Software and related Updates on another of its computer hardware systems at the same location until the Designated Hardware becomes operable, but in no event for more than 30 days. Any other use or transfer of the Software or related Updates will require Distributor's prior approval, which may be subject to additional charges.

3.  USE.
    ---

Customer may use the Products only in and for Customer's own internal purposes and business operations. Customer will not permit any other person to use the Products, whether on a time sharing, remote job entry or other multiple user arrangement. Customer will not install the Software or any updates on a network or other multi-user computer system unless otherwise specified in the Product Schedule, in which case the Designated Hardware may be used to provide database or file services to other of Customer's computers across the network, up to the number of concurrent users specified in the Product Schedule. Customer may make only one back-up archival copy of the Software and any related Update. Customer will reproduce all confidentiality and proprietary notices on each of these copies and maintain an accurate record of the location of each of these copies. Customer will not otherwise copy, translate, modify, adapt, decompile, disassemble or reverse engineer the Products.

4.  PAYMENT.
    -------

Customer will pay to Distributor the Software License Fee specified in the Product Schedule in the currency and by the date specified in the Product Schedule. All amounts specified in the Product Schedule are exclusive of any applicable value added, use, sales, service, property or other taxes or contributions, which Customer will pay in addition to the amount due and payable. Any amount not paid when due will accrue interest at the rate of ____%. Customer will pay such interest when remitting the principal amount to Distributor.

5.  MAINTENANCE.
    -----------

Distributor will provide Customer, at no additional charge with the Updates that USSI may make generally available during the initial 12-month maintenance period specified in the Product

Schedule. Customer may elect to continue receiving the said Updates for additional 12-month periods by paying Distributor its then current maintenance fee. The maintenance fee shall be payable annually in advance. The current maintenance fee is specified in the Product Schedule. Customer shall install the Updates only on the Designated Hardware. IF an Update replaces the prior version of the Software, Customer will destroy such prior version upon installing the Update. This Paragraph will not be interpreted to require USSI to (i) develop and release Updates or (ii) customize the Updates to satisfy Customer's particular requirements. The Updates will not include any new products that USSI decides, in its sole discretion, to make generally available as a separately priced upgrade or option.

6.  LIMITED WARRANTIES.
    ------------------

(a) Warranty.  Distributor warrants that (i) the Products will conform to USSI's
    --------
published specifications in effect on the date of delivery and (ii) the Products will perform substantially as described in the accompanying Documentation after delivery for the warranty period specified in the Product Schedule. Customer acknowledges that (i) the Products may not satisfy all of Customer's requirements and (ii) the use of the Products may not be uninterrupted or error-free. Customer further acknowledges that (i) the Software License Fee and other charges contemplated under this Agreement are based on the limited warranty, disclaimers and limitation of liability specified in Sections 6, 7 and 8 and
(ii) such charges would be substantially higher if any of these provisions were unenforceable.(c)

(b)  Remedies.  In case of breach of warranty or any other duty related to the
     --------
quality of the Products, Distributor or its representative will correct or replace any defective Product or, if not practicable, Distributor will accept the return of the defective Product and refund to Customer (i) the amount actually paid to Distributor for the defective Product, less depreciation based on a 5-year straight line depreciation schedule, and (ii) a pro rata share of any maintenance fees that Customer actually paid to Distributor for the period that such product was not usable. Customer acknowledges that this Paragraph sets forth Customer's exclusive remedy, and Distributor's exclusive liability, for any breach of warranty or other duty related to the quality of the Products.

(c) Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL WARRANTIES,
    ----------
CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY DISTRIBUTOR, ITS LICENSORS OR REPRESENTATIVES OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

7.  INDEMNITY.
    ---------

(a) Indemnity.  If an action is brought against Customer claiming that a Product
    ---------
infringes a patent or copyright within the jurisdiction where the Designated Hardware is situated (the "Territory"), Distributor will defend Customer at Distributor's expense and, subject to this Section and Section 8, pay the damages and costs finally awarded against Distributor in the infringement action, but only if (i) Customer notifies Distributor promptly upon learning that the claim might be asserted, (ii) Distributor or USSI has sole control over the defense of the claim and any negotiation for its settlement or compromise and (iii) Customer takes no action that, in Distributor's judgment, is contrary to Distributor's or USSI's interest.

(b) Alternately Remedy. If a claim described in Paragraph 7(a) may be or has
    ------------------
been asserted, Customer will permit Distributor, at Distributor's option and expense, to (i) procure the right to continue using the Product, (ii) replace or modify the Product to eliminate the infringement while providing functionally equivalent performance or (iii) accept the return of the Product and refund to Customer the amount actually paid to Distributor for such Product, less depreciation based on a 5 year straight-line depreciation schedule and a pro rata share of any maintenance fees that Customer actually paid to Distributor for the period that such Product was not usable.

(c) Limitation.  Distributor shall have no indemnity obligation to Customer
    ----------
under this Section if the patent or copyright infringement claim results from
(i) a correction or modification of the Product not provided by USSI, (ii) the failure to promptly install an Update or (iii) the combination of the Product with other non-USSI software.

8. NO CONSEQUENTIAL DAMAGES.
   ------------------------

UNDER NO CIRCUMSTANCES WILL DISTRIBUTOR, USSI OR THEIR LICENSORS OR REPRESENTATIVES BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CUSTOMER'S CLAIMS OR THOSE OF ITS CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH DISTRIBUTOR, USSI OR THEIR LICENSORS OR REPRESENTATIVES MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CUSTOMER FOR THE SPECIFIC PRODUCT THAT DIRECTLY CAUSED THE DAMAGE.

9. OWNERSHIP.
   ---------

All trademarks, service marks, patents, copyrights, trade secrets and other proprietary rights in or related to the Products are and will remain the exclusive property of USSI or its designees, whether or not specifically recognized or perfected under local applicable law. Customer will not take any action that jeopardizes USSI's or its designee's proprietary rights or acquire any right in the Products, except the limited use rights specified in Section 4. USSI or its designee will own all rights in any copy, translation, modification, adaptation or derivation of the Products, including any improvement or development thereof. Customer will obtain, at Distributor's request, the execution of any instrument that may be appropriate to assign these rights to USSI or its designee or perfect these rights in USSI's or its designee's name.

10. CONFIDENTIALITY.
    ---------------

(A) Confidentiality.  Customer acknowledges that the Products incorporate
    ---------------
confidential and proprietary information developed or acquired by or licensed to USSI. Customer will take all reasonable precautions necessary to safeguard the confidentiality of the Products, including (i) those taken by Customer to protect Customer's own confidential information and (ii) those which

Distributor or its authorized representative may reasonably request from time to time. Customer will not allow the removal or defacement of any confidentiality or proprietary notice placed on the Products. The placement of copyright notices on these items will not constitute publication or otherwise impair their confidential nature.

(b) Disclosure.  Customer will not disclose, in whole or in part, any item of
    ----------
the Products that has been designated as confidential to any individual, entity or other person, except to those of Customer's employees or consultants who (i) require access for Customer's authorized use of the Products and (ii) agree to comply with the use and non-disclosure restrictions applicable to the Products under this Agreement. If requested by Distributor, Customer shall cause such employees and consultants to execute appropriate confidentiality agreements. Customer acknowledges that any unauthorized use or disclosure of the Products may cause irreparable damage to USSI, its licensors and Distributor. If an unauthorized use or disclosure occurs, Customer will immediately notify Distributor and take, at Customer's expense, all steps which may be available to recover the Products and to prevent their subsequent unauthorized use or dissemination.

(c) Limitation.  Customer will have no confidentiality obligation with respect
    ----------
to any portion of the Products that (i) Customer independently developed before receiving the Products under this Agreement, (ii) Customer lawfully obtained from a third party under no confidentiality obligation or (iii) became available to the public other than as a result of any act or omission by Customer or any of Customer's employees or consultants.

11. TERMINATION.
    -----------

Customer may terminate this Agreement, without right to refund, by notifying Distributor of such termination. Distributor may terminate this Agreement, upon reasonable notice and without judicial or administrative resolution, if Customer or any of Customer's employees or consultants breach any term or condition hereof. This Agreement will terminate automatically if Customer becomes insolvent or enters into bankruptcy, suspension of payments, moratorium, reorganization or any other proceeding that relates to insolvency or protection of creditor's rights. Upon the termination of this Agreement for any reason, all rights granted to Customer hereunder will cease, and Customer will promptly
(i) purge the Software and any related Updates from the Designated Hardware and all of Customer's other computer systems, storage media and other files, (ii) destroy the Products and all copies thereof and (iii) deliver to Distributor an affidavit which certifies that Customer has complied with these termination obligations. The provisions of Sections 8, 9, 10, and 12 will survive the termination of this Agreement.

12. U.S. EXPORT RESTRICTIONS.
    ------------------------

Customer acknowledges that the Products and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations. Customer may not re-export or divert the Products or any related technical information, document or material, or direct products thereof, to any of the following countries or to any resident thereof, unless Customer has obtained an appropriate authorization from USSI and the U.S. Commerce Department and any relevant local governmental authority: Afghanistan, Albania, Bulgaria, Cambodia, Cuba, Czech and Slovak Federative Republic, Iran, Iraq, Laos, Libya, Mongolia, North Korea, People's Republic of China, Poland, Romania, Syria, Vietnam and the jurisdictions that formerly comprised the Union of Soviet Socialist Republics (including Estonia, Latvia and Lithuania) and the South African Military and Police Authorities.

13. INSPECTION.
    ----------

During the term of this Agreement, Distributor or its representative may, upon prior notice to Customer, inspect the files, computer processors, equipment and facilities of Customer during normal working hours to verify Customer's compliance with this Agreement. While conducting such inspection, Distributor or its representative will be entitled to copy any item that Customer may possess in violation of this Agreement.

14. USSI'S RIGHTS.
    -------------

Customer acknowledges that the provisions of this Agreement are intended to inure to the benefit of USSI. If Customer breaches any of these provisions, USSI will be entitled to enforce this Agreement directly against Customer, whether in Distributor's or USSI's name. Customer further acknowledges that Distributor executes this Agreement as principal on its own behalf and, exclusively to accept or otherwise perfect USSI's rights against Customer, as agent on behalf of USSI.

15. ASSIGNMENT.
    ----------

Customer shall not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without Distributor's prior approval. If Distributor ceases to be USSI's authorized distributor for any reason, this Agreement may be assigned to USSI or its designee effective immediately upon notice from USSI, and Customer consents to such assignment in advance.

16. MISCELLANEOUS.
    -------------

All notices or approvals required or permitted under this Agreement must be given in writing. Any waiver or modification of this Agreement will not be effective unless executed in writing and signed by Distributor and approved by USSI. This Agreement will bind Customer's successors-in-interest. This Agreement will be governed and interpreted in accordance with the laws of the territory (country). If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement, unless Distributor in good faith deems the unenforceable provision to be essential, in which case Distributor may terminate this Agreement effective immediately upon notice to Customer. This Agreement constitutes the complete and entire statement of all conditions and representations of the agreement between Distributor and Customer with respect to its subject matter and supersedes all prior writings or understandings.

    THIS AGREEMENT IS NOT EFFECTIVE UNTIL SIGNED ON BEHALF OF BOTH PARTIES.




_____________________________________  _____________________________________
("Distributor")                        ("Customer")


By:__________________________________  By:__________________________________
(Signature)                            (Signature)


Name:________________________________  Name:________________________________


Title:_______________________________  Title:_______________________________


Date:________________________________  Date:________________________________



                               PRODUCT SCHEDULE
                               ----------------


Software:                                   Payment Due By:

Computer Platform:                          Software License Fee:

Designated Hardware (Serial#):              Initial 12-Month Maintenance Fee:

Multi-user Version: Yes ____   No ____      Warranty Period:

Maximum Number of Concurrent Users: ________

                                  EXHIBIT  F
                                  ----------


                                  NON-COMPETE
                                  -----------


Users Incorporated
XP Systems
Symitar Systems, Inc.
Cti, Inc.
C.U. Processing, Inc.
AFTECH
FiTech Systems
Re:Member Data Services, Inc.
SOS Computer Systems, Inc.
EPL, Inc.
Maine CUL Services
Share 1 Systems, Inc.
Peerless Systems, Inc.
A.S.M.
Int'l Software Sys. (SDMI)
Datamatic Processing, Inc.

                                   EXHIBIT G
                                   ---------


                           USSI TRAVEL EXPENSE POLICY
                           --------------------------



Here is an outline of USSI's employee travel expense policy. I've broken this down into 5 categories, Air Travel, Lodging, Ground Transportation, Meals, and Incidental Travel Expenses.


LODGING
-------

Hotel accommodations are coordinated through the company's travel agent. The travel agent is responsible for selecting rooms based on circumstances and corporate programs in place. Hotels are to be moderately priced, and afford acceptable degrees of comfort, convenience, and security.

Suggestions by ULTRADATA on a hotel that they would prefer for us to use would be welcome.


AIR TRAVEL
----------

Our travel agent is responsible for booking the lowest priced fare for all travel. Exceptions to taking the lowest priced fare must be authorized by the employee's manager.

Air travel is booked as far in advance as possible to take advantage of discount fares.

Only Coach Class reservations are permitted.


GROUND TRANSPORTATION
---------------------

Car rentals are used when the efficient conduct of business precludes less expensive means of transportation. Employees traveling in groups should share rental cars to minimize expense.

Car rentals are coordinated through our travel agent. Cars are selected based on circumstances and corporate programs that impact the cost. The size of cars are limited to compact or medium unless group size requires a larger vehicle.


MEALS
-----

Meals and incidental costs incurred by employees while traveling are reimbursed in the form of a Per Diem allowance.

The per diem covers breakfast, lunch, dinner, tips, cleaning, laundry, and other miscellaneous items.

Per Diem for the Oakland California area is currently $33.00


INCIDENTAL TRAVEL EXPENSES
--------------------------

Other certain incidental but reasonable and necessary travel expenses that can be billed are as follows.

1 personal phone call per day of reasonable length of time.

Laundry charges if the employee's trip extends for more than one week.

Tips for hotel and airline porters at $1.00 per bag.

EXHIBIT H

SECTION 1
--------------------------------------------------------------------------------
USSI STANDARD MAINTENANCE SERVICES


     CUSTOMER HOTLINE



     Clients are provided access to a 24 hour, 7 day a week telephone assistance service. Hotline staff work with callers to resolve performance problems or answer questions. Calls are logged, and tracked until resolved.


     CUSTOMER SUPPORT MANAGER

     An Account Manager is assigned to each customer. Account Managers channel information between the customer and USSI. The individual maintains a continuous formal record of all information exchanged with, and services delivered to clients. Your Account Manager will help you with a wide range of tasks:

       -  Response to general inquiries

       -  Document modification requirements

       -  Represent modification requirements to designers and track development

       -  Interface with Hotline agents to resolve problems and answer questions

       -  Package and deliver software

       - Announce and schedule training and respond to special requests for education classes

       -  Provide and discuss enhancement/new product details

       -  Coordinate onsite services of technical staff

     A complete description of activities and responsibilities is provided in the next section - Customer Support Services.


     PUBLICATIONS

     Maintenance customers receive regular updates of applicable system documentation. In addition, we distribute product announcements, enhancement announcements and other formal communiques.

     MAINTENANCE RELEASES



     As part of our standard maintenance, USSI provides timely updates of current software to provide regulatory and product changes. These releases are provided with sufficient lead time to meet industry and regulatory requirements. Installation instructions are included.


     UPGRADES/ENHANCEMENTS

     In response to user groups and competitive forces, USSI regularly makes improvements to individual products. These enhancements or upgrades come in the form of additional features and options that improve operations or expand your markets. These upgrades are delivered in the same manner as maintenance releases and may be combined with maintenance releases to simplify implementation.


     MAINTENANCE AND CUSTOM SOFTWARE MODIFICATIONS

     Custom Software Modifications effect the compatibility of Maintenance and Upgrade releases. The existence of customer-specific programs does not preclude maintenance and upgrade releases. However, for these special situations, installation of maintenance and upgrade releases becomes a custom process. USSI designs customized installation programs for the re-integration of Custom Software Modifications. This service is supplied routinely to Extended Maintenance customers (explained later in this document) or selectively on a contractual basis each time a release is made available.

SECTION 2
--------------------------------------------------------------------------------
CUSTOMER HOTLINE SERVICE

USSI provides maintenance customers with 24 hour support to resolve software problems and respond to questions about any aspect of products or services. Support is supplied by the Customer Hotline.

Agents at the Hotline work with clients to identify and document problems or questions and formulate appropriate action plans. Clients should select a representative who will act as the primary liaison for Hotline contact. Fast problem resolution is the goal of our service. To accomplish this we rely on accurate communications from those seeking solutions. Guidelines for registering inquiries include:

     -  Identify yourself, organization and software products used

     -  Identify the version of the application software indicating a problem.
     -  Describe the problem in detail.
     -  A description should include:

        -  accurate references to screens, reports, symptoms

        - specific step-by-step process description so that our technicians can replicate the condition, when necessary for resolving problems

        - information about the impact of the problem so that a priority can be assigned.

Each record is assigned a Customer Reference Number and a priority. The agent then develops an action plan, which may include referral of the problem or question to technicians, product managers or others.

Priorities have been developed so that we can identify the seriousness of an inquiry and focus resources on problems that jeopardize clients' operations. If there is contention for limited technical resources, treatment of high priority problems supersedes treatment of low priority inquiries.

Priority is determined through dialog between the hotline staff and the client caller. Four priority definitions are employed by our staff:


     CRITICAL (PRIORITY 1)

     The customer's production system or network is down or network control is in immediate jeopardy of going down. Either online transaction processing or essential batch processing activities have ceased or are in eminent danger of stopping.

USSI assigns resources immediately and makes efforts to remove the symptom. Technicians develop and implement plans intended to restart systems and return service to users. Once service is returned, the problem may be reassigned to a lower priority for careful research, identification of cause and correction of conditions that may have lead to failure.

     SERIOUS (PRIORITY 2)

     The customer's production system is not down, but there is an impact to the system or networks. The customer diagnosis is that should the problem persist, loss of online transaction processing or loss of critical batch operations will occur. Included in this category are problems that obstruct certification or Go-live.

     USSI staff work to resolve symptoms and problems so that project plans are not subverted.

     INCONVENIENCE (PRIORITY 3)

     The problem is an inconvenience to the customer on either the production or test system. There is no loss of service to online transaction processing. There is no interruption of critical batch processes. Serious symptoms can be averted through operator intervention and special procedures prescribed by USSI technicians.

     INFORMATIONAL (PRIORITY 4)

     The problem is an operator inconvenience, or the customer has asked for information. There is no serious impact on the end user of the system. The symptom or problem can be avoided by application of procedural steps executed by the operators. There is no apparent danger of losing control of the system/network or data.

Customers who wish to check the status of a problem registered at the Hotline may contact the Hotline operators or their own Account Manager. The customer should reference the tracking number.

Each client's Account Manager monitors problems that client submitted to the Hotline. Regularly, the Account Manager reports to the client's primary contact the status of all outstanding and recently resolved problems.

SECTION 3
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PRODUCT SUPPORT SERVICES POLICIES

1. USSI TRANS24 products are classified into product support categories A-D. USSI Product Management establishes these product support levels to best meet the on-going needs of the TRANS24 customers. Classification of a particular product module may be modified as customer and market demand change.

     The following outlines the services provided for each product support
     category, along with   an explanation of each service.

     Product Support Categories                        Service Provided
     --------------------------                        ----------------
                 A                    Maintenance Support, Enhancements, Product
                                      Release Updates, Documentation

                 B                    Maintenance Support, Enhancements, Product
                                      Release Updates, Informal Documentation

                 C                    Maintenance Support

                 D                    Maintenance Support not provided

MAINTENANCE SUPPORT   T24 support and on-going maintenance is available
-------------------
for all supported products. Maintenance support will provide customers with product corrections.



ENHANCEMENTS   Enhancement support refers to changes made to the product by USSI
------------
as part of ongoing support. These changes can be requested by a customer, an ACI/USSI source or required by third parties; interchange and device vendors.

PRODUCT RELEASE UPGRADES   Base and product releases upgrade support indicates
------------------------
the product will be upgraded to a new release or version level at no additional charge.

DOCUMENTATION   USSI maintains and has available a combination of both formal
-------------
and informal documentation for product modules. Informal documentation may be included with product on the distribution tapes or delivered in conjunction with module delivery. This documentation generally consists of specifications, installation guidelines or configuration instructions.

2. Product Support Services are available on a per customer basis. Services are not available on an individual module basis.

3. Previous releases of products supported by USSI will continue to receive support for customers paying Product Support Services (Maintenance) fees. Support will consist of access to the 24 hour support desk, maintenance (product fixes) and Account Management.

4. Functionality changes, new enhancements and vendor required enhancements will not be included as part of the support features for previously supported releases of products. Customers may contract for these enhancements services over and above standard Product Support Services (Maintenance) Fees.

5. Various modules supported as a Product Category A or B in a previous release may not be upgraded to current release compatibility. These modules have limited sales, are obsolete modules and may be positioned to be phased out of use, and/or are applicable to very small regions of the market. Customers can have these modules upgraded to current release compatibility if they provide funding.

SECTION 4
--------------------------------------------------------------------------------
RELEASE UPGRADE POLICY

1. Customer's paying Product Support Service Fees (Maintenance) on products classified into Support Categories A and B on a previous release will be provided current product at no additional charge. Customers will be provided only with the same products as initially licensed.

2. Certain software modules classified into Categories A and B in a previous release will not automatically be upgraded to current release compatibility. Check the current release price list to determine which modules are available. Those modules which have been discontinued, or maintain a Product Support Category C would need customer funding should the customer wish to continue utilizing the module.

3. A new Product Support Services (Maintenance) Plan agreement will need to be executed when a customer upgrades from a previous release of product to current release to include the support category method for each licensed product. Fees will be adjusted to reflect the then current price list of licensed modules.

4. USSI will provide Product Support Service Solely for the current and immediately preceding release of its standard software.

SECTION 5
--------------------------------------------------------------------------------
RESPONSIBILITIES

The responsibilities of Distributor and USSI to provide Distributor's licensees with support services in case of software errors shall be:

a) Distributor will make the determination if the reported problem is caused by Distributor's software or with the USSI software

b) If Distributor determines that the problem was caused by Distributor's software, Distributor will be responsible for curing the problem

c) If Distributor determines that the problem was caused by the USSI software(I) Distributor will be responsible for reporting the problem to USSI following the guidelines contained in Section 2 Customer Hotline Services(2) USSI will have the responsibility for providing a cure for the problem to Distributor, who shall in turn provide the cure to Distributor's licensee.

d) Unless otherwise agreed to by USSI and Distributor, in all cases Distributor's licensee shall be instructed to communicate with Distributor and not with USSI. Distributor will provide the information for licensee to USSI.